UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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UCBH HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UCBH HOLDINGS, INC.
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

March 29, 2004

Dear Fellow Stockholders:

      You are cordially invited to attend the Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”), which will be held on Thursday, April 29, 2004, at 10:00 a.m. Pacific time at the Holiday Inn Downtown Select, 750 Kearny Street, Bayview Rooms I, II and III, San Francisco, California.

      At the Meeting, we will elect four directors, amend the Company’s Amended and Restated Certificate of Incorporation to delete Section C of Article Fourth, ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors and report on the performance of the Company. Members of the Company’s Board of Directors and management, as well as representatives of PricewaterhouseCoopers LLP, will be present at the Meeting to respond to any questions you may have regarding the business to be transacted. Attached is the Notice of the Meeting and the Proxy Statement describing the formal business to be transacted at the Meeting.

      For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” the nominees for directors specified under Proposal 1; “FOR” the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation to delete Section C of Article Fourth as specified under Proposal 2; and “FOR” the ratification of the appointment of the independent auditors as specified under Proposal 3.

      Whether or not you expect to attend, please sign and return the enclosed proxy card promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the shares of Common Stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

      On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support.

Sincerely,

Thomas S. Wu
Chairman of the Board
President and Chief Executive Officer

UCBH HOLDINGS, INC.
555 Montgomery Street
San Francisco, California 94111
(415) 315-2800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 29, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting (the “Meeting”) of Stockholders of UCBH Holdings, Inc. (the “Company”) will be held on April 29, 2004, at 10:00 a.m. Pacific time at the Holiday Inn Downtown Select, 750 Kearny Street, Bayview Rooms I, II and III, San Francisco, California, for the following purposes:

1.	To elect one Class II director to serve until the 2006 Annual Meeting of Stockholders and three Class III directors to serve until the 2007 Annual Meeting of Stockholders;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to delete Section C of Article Fourth;

3.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors; and

4.	Such other matters as may properly come before the Meeting.

Stockholders owning UCBH Holdings, Inc. shares at the close of business on February 29, 2004, are entitled to attend and vote at the Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A complete list of stockholders entitled to vote at the Meeting will be available at the executive offices of UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111, for a period of ten days prior to the Meeting and will also be available at the Meeting itself.

By Order of the Board of Directors,

Eileen Romero Corporate Secretary

San Francisco, California
March 29, 2004

UCBH HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
APRIL 29, 2004

Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to stockholders of UCBH Holdings, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”), to be held on April 29, 2004 at 10:00 a.m. Pacific time at the Holiday Inn Downtown Select, 750 Kearny Street, Bayview Rooms I, II and III, San Francisco, California, and at any adjournments thereof. The 2003 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2003, accompanies this Proxy Statement, which is first being mailed to recordholders on or about March 29, 2004.

      Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted “FOR” the election of the nominees for directors named in this Proxy Statement as specified under Proposal 1, “FOR” the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation as specified under Proposal 2, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2004 as specified under Proposal 3.

      Other than the matters set forth on the attached Notice of the 2004 Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting and at any adjournments thereof, including whether or not to adjourn the Meeting.

      You may revoke your proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the recordholder to vote personally at the Meeting.

      The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services, a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $5,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, United Commercial Bank (the “Bank”), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

      The securities which may be voted at the Meeting consist of shares of common stock of the Company (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors.

      The close of business on February 29, 2004 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 45,114,338 shares.

      As provided in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and as discussed with respect to Proposal 2, recordholders of Common Stock beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to construe and apply the Limit and to make all determinations necessary or desirable to implement the Limit.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      As for the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, the election of a director requires a plurality of the votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld. Plurality of the votes means that the four nominees receiving the highest number of yes (“FOR”) votes will be elected as directors.

      As to the approval of the amendment of the Company’s Amended and Restated Certificate of Incorporation as set forth in Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company as set forth in Proposal 3 and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” from voting on such proposal.

      Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the capital stock of the Company outstanding as of the Record Date entitled to vote generally in the election of Directors, voting together as a single class, is required to constitute stockholder approval and ratification of Proposal 2. Under Delaware law and the Company’s bylaws, the affirmative vote of a majority of the votes present at the Meeting, in person or by proxy, and entitled to vote is required to constitute stockholder approval and ratification of Proposal 3. Shares as to which the “ABSTAIN” box has been selected on the proxy card for such proposals will be counted in determining the total number of shares present and entitled to vote and will have the effect of a vote against such proposals. With respect to Proposal 2, any broker non-vote or other failure to cast an affirmative vote for Proposal 2 will have the effect of a vote against Proposal 2. With respect to Proposal 3, shares underlying broker non-votes will not be counted as present and entitled to vote on Proposal 3, and will thus have no effect on Proposal 3.

      Proxies solicited hereby will be returned to the Company’s transfer agent, Mellon Investor Services, and will be tabulated by inspector(s) of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as to those persons believed by the Company to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the Record Date, as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company’s Common Stock as of the Record Date.

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class

Common Stock	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,404,669(1)	9.781%

Common Stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street P.O. Box 17218 Baltimore, Maryland 21202	2,832,400(2)(3)	6.2%

(1)	Based on information contained in a Schedule 13G filed with the SEC on February 17, 2004.

(2)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on information contained in a Schedule 13G filed with the SEC on February 11, 2004.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.

ELECTION OF DIRECTORS

          The authorized number of directors constituting the Board of Directors of the Company is nine (9). As of the Record Date, there were no vacancies on the Board of Directors of the Company. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of United Commercial Bank (the “Bank”), a wholly-owned subsidiary of the Company. Directors are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

          The four nominees proposed for election at this Meeting are Anthony Y. Chan, Joseph J. Jou, Dr. Godwin Wong and Thomas S. Wu, each of whom is currently a director of the Company. The Board has determined that each of the current directors standing for re-election, with the exception of Thomas S. Wu, the Chairman of the Board, President and Chief Executive Officer of the Company and the Bank, is independent (as independence is defined in the NASD listing standards). Joseph J. Jou is nominated for a term to expire at the annual meeting to be held in 2006. Anthony Y. Chan, Dr. Godwin Wong and Thomas S. Wu are nominated for terms to expire at the annual meeting to be held in 2007. Anthony Y. Chan and Joseph J. Jou were appointed to the Board of Directors by a majority of the directors in office at the time of their respective appointments. Messrs. Chan and Jou were recommended to the Nominating Committee for inclusion on the Company’s proxy card by the Chief Executive Officer and non-management directors. All nominees were recommended by the Nominating Committee to the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

          In the event that any such nominee is unable to serve, or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE

ELECTION OF ANTHONY Y. CHAN, JOSEPH J. JOU, DR. GODWIN WONG
AND THOMAS S. WU AS DIRECTORS OF UCBH HOLDINGS, INC.

Information with Respect to the Nominees, Continuing Directors and Certain Executive Officers of the Company

          The following table sets forth, as of the Record Date, the name of each nominee, continuing director and Named Executive Officer (defined below) of the Company, such person’s age and position with the Company; and, with respect to each nominee and continuing director, the year in which such person became a director and the year in which such person’s term (or in the case of a nominee, his proposed term) as director of the Company expires. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

					Shares of	Right to
					Common	Acquire
					Stock	Shares of	Percent
			Director	Term to	Beneficially	Common	of
Nominees for Directors	Title (1)	Age	Since (2)	Expire	Owned (3)(4)(5)	Stock (5)(6)	Class (7)

Anthony Y. Chan	Director	51	2003	2007	4,850	8,000	*
Joseph J. Jou	Director	57	2003	2006	95,763	—	*
Dr. Godwin Wong	Director	54	1998**	2007	84,000	80,934	*
Thomas S. Wu	Chairman of the Board of Directors, President and Chief Executive Officer	45	1998***	2007	143,045	1,200,000	2.98%

					Shares of	Right to
					Common	Acquire
					Stock	Shares of	Percent
			Director	Term to	Beneficially	Common	of
Continuing Directors	Title (1)	Age	Since (2)	Expire	Owned (3)(4)(5)	Stock (5)(6)	Class (7)

Jonathan H. Downing	Executive Vice President, Chief Financial Officer and Director	52	1993	2006	94,577	400,000	1.10%
Li-Lin Ko	Director	54	2000	2005	2,000	48,000	*
Ronald S. McMeekin	Director	70	1998	2005	—	65,600	*
Michael Tun Zan	Director	67	2002	2006	6,000	32,000	*
Joseph S. Wu	Director	39	2000	2005	—	48,000	*

					Shares of	Right to
					Common	Acquire
Named Executive					Stock	Shares of	Percent
Officers Who Are Not					Beneficially	Common	of
Directors	Title (1)	Age			Owned (3)(4)(5)	Stock (5)(6)	Class (7)

Sylvia Loh	Executive Vice President and Director of Commercial Banking	48			24,251	303,344	*
William T. Goldrick	Senior Vice President and Senior Credit Approval Officer of the Bank	72			13,332	40,000	*
Ka Wah (Tony) Tsui	Senior Vice President and General Manager, Hong Kong Branch of the Bank	51			—	26,667	*
All Directors and Executive Officers as a Group (21 persons)					531,914	2,529,948	6.79%

(continued from previous page)

*	Does not exceed 1.0% of the Company’s voting securities.

**	Dr. Godwin Wong has served as a director of the Bank since 1994.

***	Mr. Thomas S. Wu served as a director of the Bank from 1995-1996.

(1)	Titles are for both the Company and the Bank unless otherwise indicated.

(2)	The date given includes years during which the director served on the Board of USB Holdings, Inc., the predecessor to UCBH Holdings, Inc.

(3)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein.

(4)	Includes Common Stock held in a unitized fund pursuant to the Company’s 401(k) plan. The number of shares of Common Stock reported is based on the value of the unitized units in the Company’s fund as reported on the Record Date.

(5)	All numbers are adjusted for stock splits.

(6)	Represents options granted under the Amended UCBH Holdings, Inc. 1998 Stock Option Plan (the “Stock Option Plan”), which have vested or will vest within sixty days of the Record Date.

(7)	As of the Record Date, there were 45,114,338 shares of Common Stock outstanding.

Nominees for Directors:

          Mr. Anthony Y. Chan was appointed as a director of the Company and the Bank on April 24, 2003. Mr. Chan presently serves as general partner of Worldco Company, Ltd. in San Francisco, California, and has served in this position since 1975. Mr. Chan has 28 years of experience in retail and commercial real estate management and development. He is responsible for the overall operations of Worldco Company’s and its affiliates’ real estate portfolios in the San Francisco Bay Area, Seattle-Bellevue, Washington and Houston, Texas metropolitan areas. Mr. Chan attended St. Stephen’s College in Hong Kong, has a B.S. in Business Administration, Finance and Real Estate from the University of California at Berkeley and an M.B.A. from the University of Wisconsin, with an emphasis on Real Estate.

          Mr. Joseph J. Jou was appointed as a director of the Company and the Bank on July 16, 2003. Mr. Jou formerly served as Vice Chairman of First Continental Bank, which was acquired by the Company on July 11, 2003. He currently serves as the Chairman and Chief Executive Officer of Pacifico Insurance Agency, which he founded in 1983. Mr. Jou has served in such position since 1983. Mr. Jou also currently serves as the Chairman and Chief Executive Officer of Foreign Trade Management, which he founded to help cities establish, market, and manage foreign trade zones. Mr. Jou has served in such position since 2003. Mr. Jou attended Feng Chia University in Taichung, Taiwan, and has a B.S. in International Trade. He has studied business administration at the graduate school of Morehead State University in Kentucky. Mr. Jou is also certified in commercial insurance from the Commercial Union Assurance in Boston, Massachusetts and has studied commercial banking at California State University, Fullerton.

          Dr. Godwin Wong has been a director of the Bank since 1994 and of the Company since 1998. He has served on the boards of directors of several California banks and international corporations and is currently a director of DF China Technology, Inc. after his appointment in April 2003. With a doctorate from Harvard, he has been on the faculty of the Haas School of Business at the University of California, Berkeley for twenty years and has lectured/conducted business executive training in twenty countries, in the areas of strategic planning, entrepreneurship, information management and venture capital.

          Mr. Thomas S. Wu was appointed Chairman, President, and Chief Executive Officer of the Company and the Bank on October 10, 2001. Prior to this appointment, he served as President and Chief Executive Officer of the Bank effective January 1, 1998. Prior to that appointment, Mr. Wu was the Executive Vice President and Director of the Bank as of September 25, 1997. Mr. Wu was elected President and Chief Executive Officer of the Company effective March 26, 1998, and as a director of the Company on April 17, 1998. Previously, Mr. Wu was the Director of Customer Care for Pacific Link Communications Limited in Hong Kong where he was responsible for formulating and implementing customer care, customer retention, and customer communications strategies. Mr. Wu served as a director of the Bank from 1995-1996 and was a Senior Vice President, Head of Retail Banking of the Bank from 1992-1996 when, in addition to heading up the retail banking division, he directed the marketing, public relations, loan originations, branch administration and operations control functions. Mr. Wu also served as Vice President, Regional Manager, of the Bank’s Southern California Retail Banking Division from 1991-1992.

Continuing Directors:

          Mr. Jonathan H. Downing was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank effective January 9, 2003. Prior to this appointment, he served as Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank effective January 1, 2002. Prior to this appointment, he served as Senior Vice President and Chief Financial Officer of the Company and the Bank since 1989. Mr. Downing has served as a director of the Bank since January 1991 and of the Company since November 1993. Mr. Downing joined the Bank in 1986 in conjunction with the acquisition of FPM Mortgage, of which Mr. Downing was a co-founder. Mr. Downing holds a Bachelor’s degree in Accounting from California State University, San Diego, and obtained a professional designation of Certified Public Accountant.

          Ms. Li-Lin Ko, a Certified Public Accountant, provides management consulting services to mortgage bankers and a home builder, and is also the President of Anchor Financial, Inc., a company specializing in real estate financing, sales and consulting. Previously, Ms. Ko held the position of Executive Vice President - Finance, at Pacific Shore Funding in Lake Forest, California, from January 1999 until May 2003. Prior to that, Ms. Ko was Chief Financial Officer at several financial institutions, including Plaza Home Mortgage Corporation (a publicly held savings bank). Ms. Ko holds a Bachelor’s degree in Accounting from California State University, Fullerton. She was formerly with Arthur Young & Company (now Ernst & Young). Ms. Ko has served as a director for the Company and the Bank since January 2000.

          Mr. Ronald S. McMeekin was appointed as a director of the Company and the Bank in July 1998. Mr. McMeekin has over 50 years of extensive domestic and overseas banking experience. Mr. McMeekin served as Chief Executive Officer of Bank of the Orient in San Francisco from 1990 to 1996, I.B.I. Asia in Hong Kong from 1988 to 1989, and Ocean Leila in

Hong Kong from 1973 to 1976. Prior to these appointments, he was a senior officer of Crocker National Bank, San Francisco and Standard Chartered Bank, London. Mr. McMeekin retired as an executive in 1996.

          Mr. Michael Tun Zan was appointed as a director of the Company and the Bank on April 25, 2002. Mr. Tun Zan has 47 years of banking experience, including 36 years of direct experience in the California market. Before joining the Company and the Bank, Mr. Tun Zan was the Senior Executive and Chairman of the Advisory Committee for Northern California, City National Bank from 2000 to 2001, following City National Bank’s acquisition of The Pacific Bank in San Francisco. As one of the founders of The Pacific Bank, he advanced from Executive Vice President responsible for the International Division to serving as Chairman, President and Chief Executive Officer of the bank. Mr. Tun Zan also held various executive level positions at The Chartered Bank of London, a member of The Standard Chartered Banking Group, during his lengthy banking career. Mr. Tun Zan holds a Bachelor of Commerce Degree from the University of Rangoon, Burma.

          Mr. Joseph S. Wu has been a partner in the Business Trial Practice Group of the law firm of Sheppard Mullin Richter & Hampton LLP since 2003. He regularly represents clients in various international arbitration forums including the American Arbitration Association (U.S.), the International Chamber of Commerce (Paris), and the World Intellectual Property Organization (Geneva). From 1999 to 2003, Mr. Wu served as a partner with the law firm of Arter & Hadden LLP and chaired the firm’s West Coast Asian/ Pacific Rim practice, advising clients in investments and related activities between the United States and the Pacific Rim. Prior to joining Arter & Hadden in 1997, Mr. Wu was associated with the international law firm of Morgan Lewis & Bockius, LLP, where he established his practice in handling commercial business matters for clients between the United States and Asia. Mr. Wu holds a Bachelor of Arts degree from the University of California at Irvine and a Juris Doctorate from the University of California at Los Angeles. Mr. Wu has served as a director of the Company and the Bank since October 2000.

Named Executive Officers Who Are Not Directors:

          Ms. Sylvia Loh has been Executive Vice President and Director of Commercial Banking of the Company and the Bank since July 1, 2002. Prior to that appointment, Ms. Loh served as Senior Vice President and Director of Commercial Banking of the Company since May 1998 and of the Bank since January 1997. She joined the Bank as Vice President and Head of Commercial Banking in January 1996. From 1992 to 1996, Ms. Loh held the position of Vice President, Relationship Manager, Bank of America, International Trade Bank.

          Mr. William T. Goldrick was appointed Senior Vice President and Senior Credit Approval Officer of the Bank (semi-retired basis) on January 1, 2004. Prior to this appointment, he was Executive Vice President and Chief Credit Officer of the Company and the Bank from July 1, 2002 until December 31, 2003, at which time he was succeeded by Mr. Ebrahim Shabudin, the current Executive Vice President and Chief Credit Officer of the Company and the Bank. Prior to that appointment, he served as Senior Vice President and Chief Credit Officer of the Bank since January 1997 and of the Company since April 1998. Previously, Mr. Goldrick was the Senior Vice President, Senior Credit Officer for America California Bank; Chief Lending Officer for National American Bank; First Vice President-Manager Loan Administration for MBANK; and Vice President-Credit Policy and Vice President-Senior Credit Officer for Asia for Crocker National Bank. Mr. Goldrick has also held various international banking positions with Citibank. Mr. Goldrick received a B.A. in Economics from the University of California, Santa Barbara in 1957.

          Mr. Ka Wah (Tony) Tsui was appointed Senior Vice President and General Manager of the Hong Kong branch of the Bank in January 2003. Prior to that appointment, Mr. Tsui was Senior Vice President and Head of Retail Banking at International Bank of Asia, Hong Kong from March 2001 until December 2002, where he was responsible for the management, strategy and profitability of twenty-four retail branches. From February 1992 to March 2001, Mr. Tsui was Executive Vice President, Executive Director and Deputy Chief Executive with First Pacific Bank, Hong Kong, where he was responsible for the management of High Net Worth centers and branches. Mr. Tsui was awarded a B.A. and an M.B.A. from the Chinese University of Hong Kong in 1976 and 1982, respectively.

          No director, nominee, or executive officer of the Company or the Bank is related to any other director, nominee, or executive officer by blood, marriage or adoption.

Meetings and Committees

          The Board of Directors of the Company has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”):

Anthony Y. Chan
Joseph J. Jou
Li-Lin Ko
Ronald S. McMeekin
Michael Tun Zan
Dr. Godwin Wong
Joseph S. Wu

          Such independent directors constitute a majority of the Company’s nine-member Board of Directors. The Board of Directors met eight times (four regular meetings and four special meetings) during fiscal 2003. The members of the Company’s Board of Directors also serve on the Bank’s Board of Directors. The Bank’s Board of Directors has the same committees as the Company’s with the same members as the Company’s committees.

          Board Structure and Committee Composition. As of the date of this Proxy Statement, the Board has nine directors and the following five standing committees: (1) Audit, (2) Credit, (3) Investment, (4) Nominating, and (5) Human Resources. The membership of each of the committees during the last fiscal year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Company’s website at http://www.ucbh.com. During fiscal 2003, the Board met eight times (four regular meetings and four special meetings). Each director attended 100% of all Board meetings. From the time of his appointment as a director in April 2003 until the end of fiscal 2003, Mr. Chan was unable to attend one of the two meetings held by the Nominating Committee and one of the two meetings held by the Credit Committee due to personal reasons. Directors are encouraged to attend annual meetings of the Company’s stockholders. At the last annual meeting of stockholders, all seven of the then current directors attended the meeting.

Human
Name of Director	Audit		Credit		Investment		Nominating		Resources

Non-Employee Directors:
Anthony Y. Chan(1)(2)			X		(X	)	X
Joseph J. Jou(3)			X				X
Li-Lin Ko(4)(5)(6)	X		(X	)	X	*	(X	*)	(X	)
Ronald S. McMeekin (4)(7)	X	*	X		(X	)	(X	)	(X	)
Michael Tun Zan (4)(8)(9)(10)			(X	)	X		X	*	X
Dr. Godwin Wong(4)	X		X	*	(X	*)	(X	)	X
Joseph S. Wu (4)(11)(12)	X		(X	)	(X	)	(X	)	X	*
Employee Directors:
Jonathan H. Downing (4)(13)			(X	)	X
Thomas S. Wu(4)			(X	)	(X	)
Number of Meetings in Fiscal 2003	8		5		4		4		5

X = Committee member; * = Chair; (X) = Former Committee member; (X*) Former Chair

(1)	Mr. Chan’s first meeting as a member of the Credit Committee and as a member of the Nominating Committee was July 16, 2003.

(2)	Mr. Chan’s first meeting as a member of the Investment Committee was April 24, 2003, and Mr. Chan’s last meeting as a member of the Investment Committee was July 16, 2003.

(3)	Mr. Jou’s first meeting as a member of the Credit Committee was July 16, 2003, and as a member of the Nominating Committee was October 15, 2003.

(4)	The last meeting of Messrs. Wong, Downing, McMeekin, Tun Zan, Joseph Wu, Thomas Wu and Ms. Ko as members of the Credit Policy and Investment Committee was January 8, 2003.

(5)	Ms. Ko’s last meeting as Chair of the Nominating Committee was January 8, 2003.

(6)	Ms. Ko’s first meeting as Chair of the Investment Committee was April 23, 2003.

(7)	Mr. McMeekin’s last meeting as a member of the Nominating Committee was January 8, 2003.

(8)	Mr. Tun Zan’s last meeting as a member of the Credit Committee was April 23, 2003.

(9)	Mr. Tun Zan’s first meeting as a member of the Investment Committee was July 16, 2003.

(10)	Mr. Tun Zan’s first meeting as Chair of the Nominating Committee was April 23, 2003.

(11)	Mr. Joseph Wu’s last meeting as a member of the Investment Committee was April 23, 2003.

(12)	Mr. Joseph Wu’s last meeting as a member of the Nominating Committee was July 16, 2003.

(13)	Mr. Downing’s first meeting as a member of the Investment Committee was April 23, 2003.

          Audit Committee of the Board of Directors. As of February 29, 2004, the Audit Committee of the Company and the Bank, which was formed in 1998, has been composed of four members of the Board of Directors (Ronald S. McMeekin as Chairman, Li-Lin Ko, Dr. Godwin Wong, and Joseph S. Wu), all of whom are independent of the management of the Company and the Bank, as independence is defined in the NASD listing standards and pursuant to the applicable SEC rules. The Audit Committee met eight times in 2003. The Board of Directors has determined, in its business judgment, that at least one member of the Audit Committee is an “audit committee financial expert” as defined by the applicable SEC rules. Ms. Li-Lin Ko has been designated by the Board as the “audit committee financial expert.” Each Audit Committee member meets the NASD’s financial knowledge requirements. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and is responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations, including those pertaining to compliance. The report of the Audit Committee is set forth below. The charter of the Audit Committee is attached hereto as Exhibit A and is available on the Company’s website at http://www.ucbh.com.

          Credit Committee of the Board of Directors. As of July 16, 2003, the Credit Committee of the Company and the Bank has been composed of four members of the Board of Directors (Dr. Godwin Wong as Chairman, Anthony Y. Chan, Joseph J. Jou and Ronald S. McMeekin), all of whom are independent of the management of the Company and the Bank, as independence is defined in the NASD listing standards. The Credit Committee is responsible for approving credit policies, monitoring the overall credit risk profile for the Company and the Bank and the allowance for loan losses. The Credit Committee of the Company and the Bank met five times during 2003.

          As of January 10, 2003, the functions of the Credit Policy and Investment Committee of the Company and the Bank were separated, and two new committees were formed: (1) the Credit Committee of the Board of Directors (Dr. Godwin Wong as Chairman, Ronald S. McMeekin and Michael Tun Zan), and (2) the Investment Committee of the Board of Directors (Li-Lin Ko as Chairman, Jonathan H. Downing and Joseph S. Wu).

          From July 11, 2002, to January 10, 2003, the Credit Policy and Investment Committee of the Company and the Bank was composed of seven members of the Board of Directors (Dr. Godwin Wong as Chairman, Jonathan H. Downing, Li-Lin Ko, Ronald S. McMeekin, Michael Tun Zan, Joseph S. Wu, and Thomas S. Wu).

          Human Resources Committee of the Board of Directors. As of July 11, 2002, the Human Resources Committee of the Company and the Bank has been composed of three members of the Board of Directors (Joseph S. Wu as Chairman, Michael Tun Zan and Dr. Godwin Wong), all of whom are independent of the management of the Company and the Bank, as independence is defined in the NASD listing standards. The Human Resources Committee reviews and recommends to the Board of Directors compensation for senior management of the Company and the Bank; the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs as well as senior management succession plans for the Company and the Bank. The Human Resources Committee met five times in 2003.

          Investment Committee of the Board of Directors. As of July 16, 2003, the Investment Committee of the Company and the Bank has been composed of three members of the Board of Directors (Li-Lin Ko as Chairman, Jonathan H. Downing and Michael Tun Zan). The Investment Committee is responsible for the asset and liability management, investment strategies and activities related to interest rate and liquidity risks. The Committee assists the Board in setting up appropriate regulatory capital ratios and approves the Asset/ Liability Policy developed by the Company and the Bank in accordance with applicable laws and regulations and Board approved overall strategies. The Investment Committee met four times during fiscal 2003.

          As described in the Credit Committee section above, the Investment Committee was formed as of January 10, 2003, when the functions of the Credit Policy and Investment Committee were separated and two new committees, the Credit Committee and the Investment Committee, were formed.

          From April 24, 2003, to July 15, 2003, the Investment Committee of the Company and the Bank was composed of three members of the Board of Directors (Li-Lin Ko as Chairman, Anthony Y. Chan and Jonathan H. Downing).

          Nominating Committee of the Board of Directors. The Nominating Committee identifies, recruits, interviews, evaluates and nominates individuals for election as directors of the Company. As of July 17, 2003, the Nominating Committee of the Company and the Bank has been composed of three members of the Board of Directors (Michael Tun Zan as Chairman, Anthony Y. Chan, and Joseph J. Jou), all of whom are independent of the management of the Company and the Bank, as independence is defined in the NASD listing standards. The Nominating Committee met four times in 2003. From April 24, 2003 to July 17, 2003, the Nominating Committee of the Company and the Bank was composed of Michael Tun Zan as Chairman, Anthony Y. Chan and Joseph S. Wu. From January 10, 2003 to April 23, 2003, the Nominating Committee of the Company and the Bank was composed of Michael Tun Zan as Chairman and Joseph S. Wu. From July 11, 2002 to January 9, 2003, the Nominating Committee of the Company and the Bank was composed of Li-Lin Ko as Chairman, Ronald S. McMeekin and Michael Tun Zan. All members of the Board participated in the board performance evaluation using the Board Self-assessment Questionnaire developed by the Nominating Committee.

          The Board of Directors has adopted a Nominating Committee charter, a copy of which is available on the Company’s website at http://www.ucbh.com. The Nominating Committee utilizes a number of methods for identifying and evaluating candidates for director. The Nominating Committee, on a periodic basis, assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee, through current Board members, professional search firms, stockholders or other parties, considers various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.

          The director nomination process is designed to ensure that the Company’s Board of Directors includes members with backgrounds, diversity, skills and experience, including relevant financial and other expertise, appropriate to the Company’s business taking into account the current Board members and the specific needs of the Company. The Nominating Committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment. Candidates for nomination are considered without regard to the source of their nomination.

          The Nominating Committee will consider recommendations for director nominees that are submitted by stockholders in writing in accordance with the requirements set forth in Article III, Section 15 of the Company’s bylaws. The procedure set forth in the Company’s bylaws provides that a notice relating to the recommendation must be timely given in writing to the Secretary of the Company prior to the annual meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described in the Stockholder Proposals section below. Such notice must be accompanied by the recommended nominee’s written consent, contain information relating to the business experience and background of such nominee and contain information with respect to the recommending stockholder and persons acting in concert with the recommending stockholder. The Board of Directors retains sole and complete discretion as to the individuals to be nominated.

          The Nominating Committee has not received any recommendations for director nominees from any of the Company’s stockholders in connection with the Meeting.

Code of Business Conduct and Ethics

          The Company and the Bank have adopted a Code of Business Conduct and Ethics that applies to the employees, officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and directors of the Company and the Bank. The Code of Business Conduct and Ethics is posted on the Company’s website at http://www.ucbh.com and can also be obtained free of charge by sending a written request to the Company’s Corporate Secretary at 555 Montgomery Street, San Francisco, California 94111. Any changes or waivers to the Code of Business Conduct and Ethics for the Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on the Company’s website.

Report of the Audit Committee

          The report of the Audit Committee shall not be deemed soliciting material and shall not be deemed filed or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the report is specifically incorporated by reference.

          In accordance with its charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

          In discharging its oversight responsibility for the audit process, each year the Audit Committee obtains from its independent auditors a formal written statement describing their relationships with the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discusses with the auditors any relationships that may impact their objectivity and independence, and satisfies itself on the auditors’ independence.

          The Audit Committee reviews with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits and the results of internal audit examinations. The Audit Committee also discusses with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.

          On an annual basis, the Audit Committee discusses and reviews with its independent auditors communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discusses and reviews the results of the independent auditors’ examination of the consolidated financial statements. In addition, the Audit Committee considers the compatibility of nonauditing services provided to the Company and the Bank with the auditors’ independence in performing their auditing functions.

          The Audit Committee reviews and discusses interim financial information contained in quarterly reports and earnings announcements with management and independent auditors prior to public release. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

          Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommends to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the reappointment, subject to stockholder approval, of the independent auditors, and the Board of Directors concurs with such recommendation. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis.

Dated: February 19, 2004

The Audit Committee

Ronald S. McMeekin Chairman	Dr. Godwin Wong	Li-Lin Ko	Joseph S. Wu

Independent Auditor Fees

     The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for fiscal 2003 and 2002.

Fees Billed to the Company	2003	2002(1)

Audit fees(2):	$628,400	$450,000
Comfort letters and registration statements	0	136,500
Statutory audits required by regulations	45,000	20,000

Total audit fees	673,400	606,500
Audit-related fees(3):
Employee benefit plan audits	38,000	11,500
Contractually required audits	20,000	0

Total audit-related fees	58,000	11,500
Tax fees(4):
Fees for permissible tax services	404,850	367,637
All other fees:
Internal audit services	0	351,225
All other services(5)	47,231	81,876

Total other fees	47,231	433,101

Total fees	$1,183,481	$1,418,738

(1)	Prior year numbers have been conformed to current year presentation.

(2)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(3)	Audit-related fees principally represent fees for internal control reviews, audits of employee benefit plans and other attest services.

(4)	Tax fees are fees in respect of tax return preparation, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(5)	All other services are principally related to the Sarbanes-Oxley Act of 2002.

     The Audit Committee has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with maintaining the auditor’s independence and has concluded that it is.

     The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of certain services, including audit-related services, non-audit-related services and tax services. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence. The Company reviews its relationship with the independent auditor to ensure the continued quality and independence of its financial statement audits.

     For 2003, KPMG LLP was retained to perform the internal audit outsourcing services.

Director Compensation

     The following table provides information on the Company’s compensation and reimbursement practices during the 2003 fiscal year for non-employee directors. Thomas S. Wu and Jonathan H. Downing do not receive any separate compensation for their Board activities.

Non-Employee Director Compensation Table

for Fiscal 2003

Annual retainer	$50,000
Additional retainer for Chair of Audit Committee or Credit Committee	$10,000
Additional retainer for Chair of any other committee	$6,000
Retainer for members of Board committees	$4,000
Reimbursement for expenses attendant to Board membership	Yes

     Option Plan. All directors who are not employees of the Company are eligible to receive options to purchase Common Stock under the Company’s Stock Option Plan. The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001 and April 24, 2003. The following table sets forth certain information with respect to non-statutory stock options granted under the Stock Option to the non-employee directors in 2003.

	Number of Shares of Common Stock		Exercise Price
Name	Underlying Options Granted (#)(1)		($/share)(2)
Anthony Y. Chan	24,000	(3)	$24.75
Joseph J. Jou	24,000	(4)	$29.61
Li-Lin Ko	48,000	(5)	$21.95
Joseph S. Wu	24,000	(6)	$33.62
Total	120,000

(1)	The number of shares of common stock underlying options granted is adjusted for stock splits.

(2)	The exercise price of each option is the fair market value of the Common Stock as of the date of grant, split adjusted.

(3)	The options vest in three equal annual installments commencing on April 24, 2004.

(4)	The options vest in three equal annual installments commencing on July 17, 2004.

(5)	The options vest in three equal annual installments commencing on January 9, 2004.

(6)	The options vest in three equal annual installments commencing on October 16, 2004.

Compensation Committee Interlocks and Insider Participation

      The Human Resources Committee, since July 11, 2001, is currently composed of Joseph S. Wu, Michael Tun Zan and Dr. Godwin Wong, all of whom are independent of the management of the Company and the Bank, as independence is defined in the NASD listing standards. There are no members of the Human Resources Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year, formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Executive Compensation

     The report of the Human Resources Committee and the stock performance graph shall not be deemed filed or incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except to the extent the report is specifically incorporated by reference.

      Human Resources Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission (“SEC”), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company for the year ended December 31, 2003. The following discussion addresses compensation information relating to the President and Chief Executive Officer and the executive officers of the Company and the Bank for 2003 and sets forth the report of the Human Resources Committee of the Company and the Bank (collectively the “HR Committee”). The disclosure requirements for the President and Chief Executive Officer and other executive officers include the use of tables and a summary report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals.

      The following policies and procedures were utilized to determine executive compensation levels for 2003:

      Compensation Policies and Procedures. The compensation policy of the Company and Bank is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The HR Committee reviews and recommends to the Board of Directors compensation for executive officers of the Company and Bank, the adoption, amendment and implementation of incentive compensation plans, stock option plans, and other benefit plans and programs for the Company and Bank.

      The HR Committee annually reviews and evaluates base salary and annual bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations of the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer does not participate in the HR Committee’s decision for his own compensation package. In establishing individual compensation levels, the HR Committee considers the Company’s and Bank’s overall objectives and performance, peer group comparisons and individual performance.

      The HR Committee adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to the performance of both the individual and the Company and the Bank; and (3) establishing compensation levels that are internally equitable and externally competitive.

      The HR Committee generally utilizes internal and/or external surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in the San Francisco Bay Area and the Los Angeles Metropolitan Area. In this regard, the HR Committee utilizes internal surveys with respect to its executive officers and attempts to make compensation levels commensurate with levels paid to officers of similar publicly traded financial institutions.

      Although the HR Committee’s recommendations are discretionary and no specific formula is used for decision making, compensation adjustments are aimed at reflecting the overall performance of the Company and Bank and the performance of the individual executive officer.

      Merit Increase. Merit increases are designed to motivate management to perform at consistently high levels. Salaries for executives are reviewed by the HR Committee on an annual basis and may be increased at that time based on the HR Committee’s determination that an individual’s overall contribution to the Company merits recognition. The compensation adjustments reflected in the Summary Compensation Table were also affected in the case of executive officers other than the Chief Executive Officer, by the evaluation of individual contributions to the Company by the Chief Executive Officer.

      Bonus. Bonuses for executives are intended to be used as an incentive to encourage management to perform at a high level or to recognize a particular contribution by an employee or exceptional company performance.

      For 2003, the Company and Bank did not maintain a cash bonus plan and all bonuses paid to executives, other than the Chief Executive Officer, were discretionary and determined by an initial recommendation of the Chief Executive Officer and reviewed and evaluated by the HR Committee. In determining the amount of the bonuses, the HR Committee primarily considered the profitability of the Company and Bank and the entire compensation package of the executive officers. In 2003, the Bank accrued a portion of its net operating income for the purpose of paying discretionary bonuses recommended by the HR Committee and approved by the Board of Directors. For 2003, the HR Committee specifically considered the Bank’s level of funds available for the payment of bonuses, the base salary increase of each executive officer and corporate events during 2003 including the acquisition of First Continental Bank completed by the Company and the Bank.

          Stock Options. The HR Committee believes that stock ownership by management is beneficial in aligning management and stockholders’ interests with respect to enhancing stockholder value. Stock options are also important in continuing to attract, retain, and motivate qualified employees and also provide them with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholders’ concerns and reward employees for outstanding performance. Pursuant to the Stock Option Plan, awards for the named executive officers were made as set forth in the Summary

Compensation Table and the table contained in the Option Grants During Year Ended December 31, 2003 section.

          Chief Executive Officer. In evaluating the compensation of Mr. Thomas S. Wu, the HR Committee assessed Mr. Wu’s leadership, achievements and the performance of the Company and the Bank in 2003. Under his guidance, the Bank again achieved record loan originations and core deposits, all contributing to 2003’s record earnings, while maintaining excellent credit quality as measured by the low ratio of nonperforming loans to total loans. Also in 2003, shareholder value continued to improve as evidenced by the 83.6% appreciation of the Company’s stock during the year.(1) Finally, Mr. Wu deserves further recognition for the successful acquisition and integration of First Continental Bank in 2003, which firmly reinforced the Company’s commitment to growth in Southern California.

The Human Resources Committee

Joseph S. Wu	Michael Tun Zan	Dr. Godwin Wong
Chairman

(1) Source: Carpenter & Company

Summary Compensation Table

          The following shows, for the years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company and the Bank as well as certain other compensation paid for those years, to the Chief Executive Officer and the other four most highly compensated executive officers at the Company (the “Named Executive Officers”).

	Annual Compensation				Long-Term Compensation
					Awards			Payouts
					Restricted	Securities
Name and Principal				Other Annual	Stock	Underlying		LTIP	All Other
Position	Year	Salary	Bonus(1)	Compensation (2)	Awards	Options/SARs(3)		Payouts	Compensation
Thomas S. Wu	2003	$800,000	$1,280,000	—	—	—		—	$5,260
Chairman, President	2002	$500,000	$800,000	—	—	—		—	$800,000	(4)
and Chief Executive	2001	$400,000	$550,000	—	—	800,000	(5)	—	$7,586
Officer
Jonathan H. Downing	2003	$226,800	$260,000	—	—	—		—	—
Executive Vice	2002	$216,000	$225,000	—	—	—		—	$100,000	(4)
President, Chief	2001	$200,004	$200,000	—	—	240,000	(5)	—	$648
Financial Officer and
Director
Sylvia Loh	2003	$189,000	$140,000	—	—	—		—	—
Executive Vice	2002	$180,000	$120,000	—	—	—		—	—
President and	2001	$165,996	$135,000	—	—	150,000	(5)	—	$538
Director of
Commercial Banking
William T. Goldrick	2003	$157,500	$120,000	—	—	—		—	—
Senior Vice President	2002	$150,000	$110,000	—	—	—		—	$10,000	(4)
and Senior Credit	2001	$128,796	$100,000	—	—	120,000	(5)	—	$417
Approval Officer
Ka Wah (Tony) Tsui	2003	$185,483	$70,000	—	—	80,000	(6)	—	—
Senior Vice	2002	—	—	—	—	—		—	—
President and	2001	—	—	—	—	—		—	—
General Manager,
Hong Kong Branch

(1)	The referenced bonus represents a performance bonus for the years ended December 31, 2003, 2002 and 2001.

(2)	For 2003, 2002 and 2001, there were no perquisites with an aggregate value over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year or other compensation that would otherwise require disclosure in this column.

(3)	All numbers are adjusted for stock splits.

(4)	The referenced compensation represents a success bonus for the acquisition of Bank of Canton of California.

(5)	The stock option grants in 2001 for the Named Executive Officers provide that 1/3 of the total options granted vest annually over three (3) years commencing on April 26, 2002 at an exercise price of $12.305 per share, split adjusted.

(6)	The stock option grant in 2003 for the Named Executive Officer provides that 1/3 of the total options granted vest annually over three (3) years commencing on January 9, 2004 at an exercise price of $21.95 per share, split adjusted.

Employment and Change in Control Agreements

      The Bank and the Company have entered into employment agreements with Thomas S. Wu, Chairman, President and Chief Executive Officer of the Company and the Bank (the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Executive.

      The employment agreements provide for a three-year term. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors will review the agreement and the Executive’s performance for purposes of determining whether to extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The term of the Company employment agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The agreements provide that the Executive’s base salary will be reviewed at least annually. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for any reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (i) failure to re-elect the Executive as President and Chief Executive Officer; (ii) a material change in the Executive’s functions, duties or responsibilities; (iii) a relocation of the Executive’s principal place of employment by more than 25 miles; (iv) a material reduction in the benefits to the Executive from those being provided as of the effective date; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company; the Executive or, in the event of death, the Executive’s beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability insurance coverage for the remaining term of the agreement.

      Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company as defined in the employment agreements, it is expected that, the Executive, or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the highest annual compensation paid for the three preceding years. It is expected that the Bank and the Company would also continue the Executive’s life, health and disability insurance coverage for 36 months.

      The Bank and the Company have entered into three-year termination and change in control agreements (“CIC Agreements”) with certain other executive officers (the

“Officers”) of the Company and the Bank. The CIC Agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank’s CIC Agreements may be renewed by the Board of Directors for an additional year. The Company’s CIC Agreements are similar to the Bank’s CIC Agreements except that the term of the Company’s CIC Agreements shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, unless termination is for cause, the Officer or, in the event of death, the Officer’s beneficiary, would be entitled to receive a severance payment equal to three times the Officer’s highest annual compensation for the three years preceding the change in control. The Bank would also continue, and pay for, the Officer’s life, health and disability insurance coverage for the remaining term of the agreements. Payments to the Officer under the Bank’s CIC Agreements are guaranteed by the Company in the event that payments of benefits are not paid by the Bank. The CIC Agreements also provide that if an Officer is terminated during the existence of the CIC Agreement for any reason other than retirement, cause (as defined in the CIC Agreements), death or permanent disability, but prior to any change in control of the Company or the Bank, the Officer shall be paid a severance payment equal to the highest annual compensation paid to such Officer for the three preceding years.

      In the event of a change in control, total payments to the Executive and the Officers under the employment agreements and the CIC Agreements, based solely on 2003 base salary, would be $4,953,144.

Option Grants During Year Ended December 31, 2003

      The following table sets forth the number of shares for which options under the Stock Option Plan were granted in 2003 to the Named Executive Officers, the percent of the total options granted to employees in 2003 such options represented, the exercise price, expiration date and potential realizable value of such options assuming an annual appreciation of the Company’s Common Stock of five percent and ten percent, respectively.

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term (1)
	Securities	% of Total
	Underlying	Options	Exercise or	Expira-
	Options	Granted to	Base Price	tion
Name	Granted(2)(3)	Employees in 2003	($/Share) (4)	Date	5%	10%
Ka Wah (Tony) Tsui	80,000	10.02%	$21.95	1/9/13	$1,104,338.96	$2,798,611.76

(1)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

(2)	These options are exercisable in three equal installments commencing on the anniversary date of the grant.

(3)	The number of securities underlying options granted is adjusted for stock splits.

(4)	Under the Stock Option Plan, the option exercise price can be no lower than fair market value at the date of the grant. For the Named Executive Officer, all of these options were granted on January 9, 2003 at an exercise price of $21.95 per share, split adjusted. On that date, the closing price of a share of Common Stock was $21.95, split adjusted.

          The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of December 31, 2003. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Aggregate Year-End Option/SAR Exercises and Values

			Number of Securities		Unexercised
			Underlying Unexercised		In the Money
			Options/SARs at		Options/SARs at
			Fiscal Year-End(#)(1)(2)		Fiscal Year-End($)(2)(3)(4)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Wu	0	$0.00	933,334	266,666	$28,309,351.11	$7,110,648.89
Jonathan H. Downing	0	$0.00	320,000	80,000	$9,901,600.00	$2,133,200.00
Sylvia Loh	86,656	$1,520,812.80	253,344	50,000	$8,067,275.68	$1,333,250.00
William T. Goldrick	89,340	$1,449,145.64	0	40,000	$0.00	$1,066,600.00
Ka Wah (Tony) Tsui	0	$0.00	0	80,000	$0.00	$1,361,600.00

(1)	The options in this table have exercise prices ranging from $3.75 to $21.95, split adjusted.

(2)	All numbers are adjusted for stock splits.

(3)	The price of the Common Stock on December 31, 2003 was $38.97.

(4)	Based on the market value of the underlying Common Stock at fiscal year-end, minus the exercise price.

401(k) Plan

          The Bank maintains a 401(k) Plan, a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. Salaried, hourly and commission-paid employees are eligible to participate in the 401(k) Plan following the completion of three (3) months of employment and must be at least twenty-one (21) years of age. Participants may make elective salary reduction contributions to the 401(k) Plan up to the lesser of 15% of the participant’s compensation (as defined in the 401(k) Plan) or the legally permissible limit (currently $13,000 for under 50 years of age and $15,000 for 50 years of age or over) imposed by the Code. The Bank makes a matching employer contribution for employees which is equal to an amount of up to 50% of the employee contribution up to a maximum contribution of $2,000 per year. The matching contribution vests over a period of five (5) years. The 401(k) Plan permits participants to direct the investment of their 401(k) Plan account into various investment alternatives. Enrollment in the 401(k) Plan is limited to the beginning of a calendar quarter.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans [excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a)]
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,948,386	$13.0770	1,849,059
Equity compensation plans not approved by security holders	—	—	—
Total	4,948,386	$13.0770	1,849,059

Executive Deferred Compensation Plan

          The Bank maintains an Executive Deferred Compensation Plan (the “Executive Plan”) for the purpose of providing supplemental retirement benefits to a select group of executives and highly compensated employees in consideration of prior services rendered and as an inducement for their continued services in the future. The Executive Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Executive Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Executive Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Executive Plan intend for the arrangements under the Executive Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Executive Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.

Director Deferred Compensation Plan

          In January of 2003, a Director Deferred Compensation Plan (the “Director Plan”) for the purpose of providing supplemental retirement benefits to outside directors in consideration of prior services rendered and as an inducement for their continued services in the future was adopted. The Director Plan is intended to be a top-hat plan, exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA, pursuant to ERISA §§201(2), 301(a)(3) and 401(a)(1). The Director Plan participants have the status of general unsecured creditors of the Bank, and the arrangements under the Director Plan constitute a mere promise by the Bank to pay benefits in the future. The Bank and the participants in the Director Plan intend for the arrangements under the Director Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The interest rate to be paid on the deferred amounts under the Director Plan shall not be less than the prime rate published in the “Wall Street Journal” as of December 31 of the preceding year.

Section 16 Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements with one exception. Due to an administrative oversight by the Company, a Form 4 for Joseph W. Kwok, Senior Vice President and Director of Asia Banking, reporting one transaction was not filed on a timely basis.

Stock Performance Graph

          The following graph shows a comparison of stockholder return on the Company’s Common Stock based on the market price of Common Stock assuming the reinvestment of dividends, with the cumulative total returns for the companies on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stocks Index. The plot points used to prepare the graph were provided by the Center for Research in Security Prices (“CRSP”) at the University of Chicago Graduate School of Business. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company’s Common Stock.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
UCBH Holdings, Inc.
December 31, 1998 – December 31, 2003

Legend
Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003

	UCBH Holdings, Inc.	100.0	155.2	354.3	434.6	652.1	1202.0
	Nasdaq Stock Market (U.S. Companies)	100.0	185.4	111.8	88.7	61.3	91.7
	Nasdaq Bank Stocks	100.0	96.2	109.8	118.9	121.7	156.6
	SIC 6020-6029, 6710-6719 U.S. & Foreign

Notes:

A.	The items represent yearly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.00 on 12/31/1998.

Plot points provided by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2004

PROPOSAL 2.

APPROVAL OF AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

      Section C of Article Fourth of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that any record owner of outstanding shares of Common Stock of the Company shall not be entitled to vote shares held in excess of 10% of the outstanding shares of Common Stock of the Company. Section C was included in the Certificate at the time when the Company became a public company to protect the Company from an unsolicited takeover attempt. The Board of Directors has approved an amendment to the Certificate to delete Section C (including any related references to such section) (the “Amendment”). The amended Certificate is attached hereto as Exhibit B.

Purpose and Effect of the Amendment

      In 2003, the Company’s Board of Directors adopted a Shareholders’ Rights Plan (the “Rights Plan”) pursuant to which each share of the Company’s Common Stock was issued a right which entitles the holder thereof to purchase from the Company a fraction of a share of the Company’s preferred stock in the event that any person acquires 15% or more of the outstanding shares of Common Stock of the Company. The Rights Plan provides comprehensive protection to the stockholders in the event of an unsolicited takeover attempt. The Amendment would provide the Company with a consistent means to address unsolicited takeover attempts primarily in the form of the Rights Plan.

      The Amendment would also provide the Company with greater flexibility in structuring business combinations, including any in which the Company may wish to issue more than 10% of its outstanding shares of Common Stock to a single person or entity. Under the current Certificate, a prospective party may be deterred from entering into such a transaction since it would not have the benefit of being able to vote all of its shares of Common Stock of the Company. As a result of the proposed Amendment, each share of the Company’s Common Stock would entitle the record owner thereof to one (1) vote on all matters to be voted upon by the Company’s stockholders, regardless of whether such owner holds more than 10% of the outstanding shares of the Common Stock of the Company.

Stockholder Approval

      Pursuant to the Company’s Certificate, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the capital stock of the Company outstanding as of the Record Date entitled to vote generally in the election of Directors, voting together as a single class, is required to constitute stockholder approval and ratification of Proposal 2. Accordingly, shares as to which the “ABSTAIN” box has been selected on the proxy card with respect to this Proposal 2 will be counted as present and entitled to vote and shall have the effect of a vote against the proposal. Any broker non-vote or other failure to cast an affirmative vote for Proposal 2 will have the effect of a vote against Proposal 2.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL
OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF THE COMPANY.

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company’s independent auditors for the year ended December 31, 2003 were PricewaterhouseCoopers LLP. The Company’s Audit Committee has reappointed PricewaterhouseCoopers LLP to continue as independent auditors for the Company for the year ending December 31, 2004, subject to ratification of such appointment by the stockholders.

      Representatives of PricewaterhouseCoopers LLP will be present at the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS ON BEHALF OF THE AUDIT COMMITTEE

RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT
OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF
THE COMPANY.

ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 29, 2004. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Exchange Act.

Communication with the Board of Directors

      Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 555 Montgomery Street, San Francisco, California 94111. Directors are encouraged to attend annual meetings of the Company’s stockholders. At the last annual meeting of stockholders, all seven of the then current directors attended the meeting.

Notice of Business to be Conducted at an Annual Meeting

      The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company which is received not less than one hundred twenty (120) calendar days prior to the date of the Company’s proxy statement released to the stockholders in connection with the prior year’s annual meeting. In the case of next year’s annual meeting, notice by the stockholder must be received before the close of business on November 29, 2004. The advance notice by stockholders must include the stockholder’s name and address, as they appear on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Meeting, the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided as set forth in the Company’s bylaws.

Other Matters Which May Properly Come Before the Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are then present at the Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

      A copy of the Form 10-K (without exhibits) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission will be furnished without charge to beneficial owners of the Company’s Common Stock upon written request to Eileen Romero, Corporate Secretary, UCBH Holdings, Inc., 555 Montgomery Street, San Francisco, California 94111.

By Order of the Board of Directors,

Eileen Romero
Corporate Secretary

San Francisco, California

March 29, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
RETURN THE ACCOMPANYING PROXY CARD IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

UCBH HOLDINGS, INC. AND
UNITED COMMERCIAL BANK

CHARTER OF THE AUDIT COMMITTEE

Statement of Policy

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the accounting, auditing and financial reporting processes of the Company and the internal and external audit processes. In particular, the Committee focuses on the qualitative aspects of financial reporting to shareholders, processes to manage business and financial risks and compliance with significant applicable ethical, legal and regulatory requirements. In discharging its responsibilities, the Committee shall:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and evaluate the audit procedures and results of the Company’s independent audit and internal audit.

•	Maintain free and open means of communication with the independent accountant, the internal auditor and management, including private sessions with each.

•	Maintain free and open means of communication (including procedures for confidential and anonymous submissions) between employees and the Committee for the receipt, retention and processing of complaints regarding accounting or auditing matters, including suspicious or fraudulent activity.

•	Review and update this Charter for consideration by the Board of Directors and perform an evaluation of committee performance at least annually.

Organization

The members of the Committee shall be appointed and may be removed by the Board of Directors. The Committee may initiate special investigations, and, if appropriate, may retain its own outside legal, accounting or other advisors and shall have the authority to determine the degree of independence required from those advisors. The Company shall provide appropriate funding as determined by the Committee to permit the Committee to perform its duties under this Charter and to compensate its advisors. The Committee shall meet at least four times per year and report directly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial performance, reporting and regulatory compliance. The Committee may also meet periodically by itself to discuss matters it determines require private Committee attention. A majority of the Committee shall be a quorum.

Qualifications

The Committee shall be composed of at least three (3) members. Each member of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market, the rules and regulations promulgated by the Securities and Exchange Commission and other applicable law, all as determined by the Board of Directors under applicable law. The members of the Committee, as determined by the Board of Directors, shall also meet applicable financial knowledge requirements, and at least one member shall be an “audit committee financial expert” as that term is defined in applicable rules.

Independent Accountants

The Committee shall have the sole authority to appoint, compensate, retain and oversee the independent accountant. The Committee shall review with the independent accountant the nature and scope of any disclosed relationships or professional services, shall approve in advance all audit and non-audit services, and shall take appropriate action to ensure the continuing independence of the accountant. The Committee shall disclose any approved non-audit services in periodic reports as required. The Committee shall set clear guidelines relating to the Company’s hiring of employees or former employees of the independent accountant to ensure continued independence.

The Committee shall, on an annual basis, obtain from the independent accountant written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and shall discuss with the independent accountant any disclosed relationships or services that may impact the independent accountant’s objectivity and independence. The Committee shall obtain and review a report of the independent accountant describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent accountant or any inquiry or investigation by any governmental authority involving any audits carried out by the independent accountant in the preceding five years and any steps taken to deal with any such issues. After reviewing the independent accountant’s report, the Committee shall evaluate the accountant’s qualifications, performance and independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountant. The Committee shall consider the opinions of management and the internal auditor in making such evaluation.

As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the firm itself.

The independent accountant shall report directly to the Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the potential ramifications of using such alternative treatments. The independent accountant shall also inform the Committee of material written communications between the independent accountant and management.

Internal Audit

The internal auditor shall report directly to the Chairman of the Committee, with administrative oversight provided by an appropriate executive officer of the Company. The Committee will oversee the internal audit function to assess the adequacy and effectiveness of the internal control and financial reporting systems and to determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures, systems, operations, and regulatory compliance of the Company and its affiliates.

Financial Reporting Oversight

In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:

•	Review the annual financial statements, to be included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management and the independent accountant. Review with the independent accountant the results of its annual examination of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees and shall ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

•	Review the quarterly financial results and information with financial management and the independent accountant, and the internal auditor to determine that the independent accountant does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent accountant.

•	Review the types of presentation and information to be included in earnings press releases.

•	Review the form and content of the certification documents for Form 10-Q and Form 10-K with the independent accountant, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Company.

•	Prepare, review and approve the annual proxy disclosure regarding the activities and report of the Committee.

•	Resolve any disagreements between management and the independent accountant regarding financial reporting.

•	Review and maintain, as appropriate, compliance with the Company’s code of conduct.

•	Review the Bank’s regulatory compliance program and management reports required to be issued by the applicable bank regulators and corresponding attestation reports of the independent accountants.

•	Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review and reassess the adequacy of this Charter on an annual basis.

•	Review and approve or disapprove all significant related party transactions and potential conflict of interest situations.

Exhibit B

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF
UCBH HOLDINGS, INC.

      UCBH HOLDINGS, INC., (the “Corporation”), organized and existing under and by virtue of the Delaware General Corporation Law, the original Certificate of Incorporation of which was filed on June 28, 1988, under the name of USB Holdings, Inc., with the Secretary of State of Delaware,

      DOES HEREBY CERTIFY:

1. That the Board of Directors of said corporation has adopted, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Second Amended and Restated Certificate of Incorporation as set forth below.

2. That the stockholders of the Corporation have adopted and approved said amendment in accordance with the provisions of General Corporation Law of the State of Delaware.

3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation including any prior amendments thereto.

4. The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

      FIRST: The name of the Corporation is UCBH Holdings, Inc. (hereinafter sometimes referred to as the “Corporation”).

      SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

      FOURTH:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ninety million (190,000,000) consisting of:

1.	Ten million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.	One hundred eighty million (180,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term “Whole Board” shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to this Board for adoption).

      SIXTH:

A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

B. Subject to the rights of holders of any series of Preferred Stock outstanding, the newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

      EIGHTH:

A. In addition to the affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Article EIGHTH:

1.	any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2.	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3.	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4.	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

5.	any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the “Voting Stock”), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation in any agreement with any national securities exchange or otherwise.

The term “Business Combination” as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

B. The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by this Certificate of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

1.	The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2.	All of the following conditions shall have been met:

a.	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it: (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”); or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article EIGHTH as the “Determination Date”), whichever is higher.

b.	The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(1)	(if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it: (i) within the two-year period immediately prior to the Announcement Date; or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(2)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(3)	the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

c.	The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested

Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph B.2 of this Article EIGHTH shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

d.	After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as hereinafter defined), there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (2) there shall have been: (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors; and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

e.	After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

f.	A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. For the purposes of this Article EIGHTH:

1.	A “Person” shall include an individual, a firm, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

2.	“Interested Stockholder” shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

a.	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

b.	is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

c.	is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

3.	“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

a.	which such person or any of its affiliates beneficially owns, directly or indirectly; or

b.	which such person or any of its affiliates has: (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses 1 through 5 of Section A of this Article EIGHTH, or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

c.	which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that: (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof); and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

4.	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate of Incorporation.

5.	“Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

6.	“Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

7.	“Fair Market Value” means:

a.	in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and

b.	in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

8.	Reference to “Highest Per Share Price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

9.	In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested

Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

E. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

      NINTH: The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article EIGHTH hereof) to: (A) make a tender or exchange offer for any equity security of the Corporation; (B) merge or consolidate the Corporation with another corporation or entity; or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation’s present and future customers and employees and those of its Subsidiaries (as defined in Article EIGHTH hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective under applicable laws and regulations; and on the ability of its subsidiary savings association to fulfill the objectives of stock savings association under applicable statutes and regulations.

      TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.

      IN WITNESS WHEREOF, UCBH Holdings, Inc. has caused this Second Amended and Restated Certificate of Incorporation, which restates and integrates and amends the provisions of the Certificate of Incorporation and which has been duly adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, to be executed and attested by its duly authorized officers this 30th day of April 2004.

UCBH Holdings, Inc.

By: /s/ Jonathan H. Downing

Jonathan H. Downing
Executive Vice President and
Chief Financial Officer

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
UCBH HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 29, 2004 • 10:00 a.m. Pacific Time

     The undersigned hereby appoints Michael Tun Zan and Li-Lin Ko, the members of the proxy committee of the Board of Directors of UCBH Holdings, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 29, 2004 at 10:00 a.m. Pacific Time, at the Holiday Inn Downtown Select, 750 Kearny Street, Bayview Rooms, I, II and III, San Francisco, California, and at any and all adjournments thereof (the “Annual Meeting”), as indicated on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND “FOR” EACH OF THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	The election of the following directors (except as marked to the contrary below).

FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐

01 Anthony Y. Chan, 02 Joseph J. Jou,
03 Dr. Godwin Wong, 04 Thomas S. Wu

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number of that nominee on the line below.)

		FOR	AGAINST	ABSTAIN
2.	The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to delete Section C of Article Fourth.	☐	☐	☐

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2004.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 29, 2004 relating to this meeting and of the 2003 Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Dated

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

▲  FOLD AND DETACH HERE  ▲